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                                                                    EXHIBIT 10.6


                      SERVICE AND REIMBURSEMENT AGREEMENT


          Agreement dated as of July 1, 1997 by and between Capricorn Management, G.P., a Delaware general partnership ("CM"), and NATCO Group Inc., a Delaware corporation ("NATCO").

          WHEREAS, CM has in prior periods provided certain services and received certain reimbursements from NATCO, its predecessors and subsidiaries; and

          WHEREAS, CM and NATCO wish to set forth a written agreement or to such services and reimbursements in future periods;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements hereinafter contained, the parties hereto agree as follows:

1. During the term of this Agreement, CM shall provide NATCO with advisory, information and research services, administrative support and use of office facilities at 30 East Elm Street, Greenwich, Connecticut.

2. CM shall provide the services described in Section 1 commencing July 1, 1997 and shall continue to do so until termination of this Agreement as provided in Section 5.

3. As compensation hereunder during the term of this Agreement, NATCO shall pay to CM a payment of $75,000 per year, payable in advance in quarterly installments of $18,750 on January 1st, April 1st, July 1st and October 1st of each year, commencing July 1, 1997.

     In addition to the payments described above in this Section 3, CM will also be entitled to have NATCO reimburse it for all reasonable out-of-pocket expenses incurred by CM and/or its officers and employees in support of NATCO as NATCO may from time to time request.

4. Neither CM nor any its affiliates nor any of the partners, directors, employees and agents of any of the foregoing (collectively, the "Indemnified Parties") shall have any liability (whether direct or indirect, in contract or tort or otherwise) to NATCO for any losses, claims, damages, liabilities or expenses (including reasonable attorneys'
     fees) (collectively, "Damages") asserted against or incurred by NATCO or any of the employees, agents or third parties providing services to NATCO arising out of, resulting from or in connection with any of the services or facilities to be provided by CM pursuant to this Agreement. NATCO will, to the maximum extent permitted by law, indemnify any and all of the Indemnified Parties for any and all Damages, judgments, interest on such judgments, fines, penalties, charges, costs, amount paid in settlement and reasonable attorneys' fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken form the foregoing
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     by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, whether or not any Indemnified Party is or may be party thereto, including interest on any of the foregoing, which arise out of, relate to or are in connection with any of the services or facilities to be provided by CM pursuant to this Agreement (collectively, "Indemnified Damages"), except for any such Indemnified Damages to the extent such Indemnified Damages are found by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification.

5.   This Agreement shall expire on June 30, 1998 unless terminated earlier by
     (i) the dissolution of either of the parties, or (ii) the mutual consent of the parties. Notwithstanding the foregoing, the Agreement shall be extended automatically for one additional year unless either party notifies the other party in writing at least thirty (30) days in advance of its scheduled expiration that the Agreement will be allowed to expire according to this Section 5.







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     In witness whereof, the parties hereto have executed this Service and
Reimbursement Agreement as of the day first above written.





                                              CAPRICORN MANAGEMENT, G.P.
                                              by Winokur & Associates, Inc.




                                              by /s/ Herbert S. Winokur
                                                ----------------------------
                                                 (Managing General Partner)


                                              NATCO Group Inc.



                                              by /s/ NATHANIEL A. GREGORY
                                                ----------------------------
                                                   Nathaniel A. Gregory









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